10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of
1940.

Fund

Health Care Fund

Security

Symmetry Medical

Advisor

EIMCO
Transaction
 Date
-----
12/9/2004
Cost
----
$445,500
% of
Offering Purchase

0.003%

Broker

Banc of America Securities LLC
Underwriting
------------
Syndicate
---------
Members
-------
Banc of America Securities LLC
Credit Suisse First Boston LLC
U.S. Bancorp Piper Jaffray
Wachovia Securities, Inc.

Fund

Utility and Telecommunications Fund

Security

PNM Resources Inc

Advisor

EIMCO
Transaction
 Date
-----
1/5/2005
Cost
----
$3,800,000
% of
Offering Purchase

1.767%

Broker

J.P. Morgan Securities Inc.
Underwriting
------------
Syndicate
---------
Members
-------
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co.
Citigroup Global Markets, Inc.
Wachovia Securities, Inc.